                                                                 EXHIBIT 99.11


                                                      April 13, 1999


     Reference is hereby made to (i) that certain Agreement of Limited Partnership of Berkshire Realty Holdings, L.P. dated as of the date hereof (as it may be amended, modified or supplemented from time to time, the "Partnership Agreement") and (ii) that certain commitment letter date as of the date hereof (the "Bridge Loan Commitment Letter") issued by Whitehall Street Real Estate Limited Partnership XI and Blackstone Real Estate Acquisitions III L.L.C. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Partnership Agreement.

     Each General Partner hereby acknowledges and agrees that any election or decision to be made by the Partnership with respect to the Bridge Loan Commitment Letter, including, without limitation, the election by the Partnership to borrow the Bridge Loan thereunder, shall require the approval of both the Blackstone GP and WHGP, each of which approvals may be withheld in their sole discretion. BGP and Berkshire acknowledge that in the event the Blackstone GP and WHGP elect not to authorize a borrowing under the Bridge Loan Commitment Letter, the Partnership may be unable to satisfy its obligations under the Merger Agreements and as a result, the Cash Collateral (as defined in the Merger Agreement) (or its substitute) may be forfeited thereunder. Failure of the Blackstone GP or WHGP to approve the Partnership's borrowing of the Bridge Loan, whether or not such failure leads to a loss of the Cash Collateral or other assets of the Partnership, shall not (i) constitute a default by such Partner under the Partnership Agreement, including under Section 12.21 of the Partnership Agreement, (ii) otherwise constitute a breach of any obligations, express or implied, at law or in equity, which otherwise may be owed by the Blackstone GP or WHGP to the Partnership or (iii) excuse Berkshire or BGP from any of its obligations under Section 12.21 of the Partnership Agreement.

     The Partners acknowledge that, on the date hereof, the Partnership will deliver a letter of credit issued by The Chase Manhattan Bank ("Chase") in the amount of $29,500,000 (the "LC") to American Stock Transfer Trust Company, as escrowee, pursuant to the terms of the Merger Agreement. In connection with the issuance of the LC, each of the Investor Group Partners have entered into reimbursement obligations with Chase with respect to the LC as follows:
(i) the members of the Blackstone Group have jointly agreed to reimburse Chase for up to 40% of amounts due with respect to the LC; (ii) the members of the Whitehall Group have jointly agreed to reimburse Chase for up to 40% of amounts due with respect to the LC; and (iii) the members of the Berkshire Group have jointly agreed to reimburse Chase for up to 20% of amounts due with respect to the LC. The foregoing obligations of the members of the Blackstone Group shall be several from the foregoing obligations of the members of the Whitehall Group and the Berkshire Group; the foregoing obligations of the members of the Whitehall Group shall be several from the foregoing obligations of the members of the Blackstone Group and the Berkshire Group; and the foregoing obligations of the members of the Berkshire


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Group shall be several from the foregoing obligations of the members of the
Whitehall Group and the Blackstone Group. The Partners further acknowledge and agree that for the purposes of the Section 12.21 of the Partnership Agreement, the amount any Partner shall be responsible for in connection with its reimbursement obligations with respect to the LC shall be deemed to be such Partner's Capital Contributions made to the Partnership which will be reimbursed by a defaulting Partner in accordance with the provisions of
Section 12.21.

     The Partners acknowledge and agree that as promptly as practicable after the full execution and delivery of the BRI Merger Agreement and BRI OP Merger Agreement (and in any event within seven (7) days after the date hereof), the General Partners shall cause the Partnership to purchase an interest rate hedge agreement having the following characteristics (such agreement, the "Hedge"): (i) the Hedge will be a European style put option with a strike rate equal to 50 basis points (0.50%) above the yield on the five year U.S. Treasury security on the date of purchase; (ii) the expiration date of the Hedge will be August 4, 1999 (or as soon thereafter as is available); and
(iii) the notional amount of the Hedge will be approximately $593,000,000. Any two General Partners shall have the authority to execute on behalf of the Partnership any and all documentation required to implement the Hedge and all of the Partners agree to take any steps reasonably required to implement the Hedge. Each of the Investor Group Partners shall fund its pro rata share of the cost of the Hedge, based on its Partnership Percentage Interest.

     By its execution below, each of The Berkshire Companies Limited Partnership and Douglas Krupp, jointly and severally, hereby guarantees to the Partnership and the Partners the full payment and performance of all of the obligations of BGP and Berkshire under Section 12.21 of the Agreement.

     By its execution below, Blackstone Real Estate Acquisitions III L.L.C. hereby guarantees to the Partnership and the Partners the full payment and performance of all of the obligations of the Blackstone GP and the Blackstone LP under Section 12.21 of the Agreement.

     By its execution below, Whitehall Street Real Estate Limited Partnership XI hereby guarantees to the Partnership and the Partners the full payment and performance of all of the obligations of WHGP, Whitehall, StoneStreet BridgeStreet and StoneCorp under Section 12.21 of the Agreement.

     The Partnership Agreement, as modified hereby, is and remains in full force and effect and is hereby ratified and confirmed.

     This terms of this letter shall be binding upon, and inure to the benefit of, each of the parties hereto and their respective successors and assigns.

     This letter shall be governed by and construed in accordance with the laws of the State of Delaware.

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     IN WITNESS WHEREOF, the parties hereto have executed this letter as of the date written above.

                                      GENERAL PARTNERS:

                                      WXI/BRH GEN-PAR LLC


                                      By: /s/ SUSAN SACK
                                          --------------------------
                                          Name:  Susan Sack
                                          Title: Vice President


                                      BRE/BERKSHIRE GP L.L.C.


                                      By: /s/ KENNETH C. WHITNEY
                                          --------------------------
                                          Name:  Kenneth C. Whitney
                                          Title: Vice President


                                      APTCO GEN-PAR, L.L.C.


                                      By: /s/ DOUGLAS KRUPP
                                          --------------------------
                                          Name:  Douglas Krupp
                                          Title: Authorized Signatory




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                                      LIMITED PARTNERS:

                                      WHITEHALL STREET REAL ESTATE LIMITED
                                      PARTNERSHIP XI

                                      By: WH Advisors, L.L.C. XI, its general
                                          partner


                                          By: /s/ SUSAN SACK
                                              --------------------------
                                              Name:  Susan Sack
                                              Title: Vice President



                                      STONE STREET REAL ESTATE FUND 1998 L.P.

                                          By: Stone Street Advantage Realty
                                              Corp., its general partner

                                          By: /s/ SUSAN SACK
                                              --------------------------
                                              Name:  Susan Sack
                                              Title: Vice President



                                      BRIDGE STREET REAL ESTATE FUND 1998 L.P.

                                          By: Stone Street Advantage Realty
                                              Corp., its general partner

                                          By: /s/ SUSAN SACK
                                              --------------------------
                                              Name:  Susan Sack
                                              Title: Vice President



                                      STONE STREET WXI/BRH CORP.


                                      By: /s/ SUSAN SACK
                                          --------------------------
                                          Name:  Susan Sack
                                          Title: Vice President



                                      BRE/BERKSHIRE LP L.L.C.


                                      By: /s/ KENNETH C. WHITNEY
                                          --------------------------
                                          Name:  Kenneth C. Whitney
                                          Title: Vice President



                                      APTCO HOLDINGS, L.L.C.


                                      By: /s/ DOUGLAS KRUPP
                                          --------------------------
                                          Name:  Douglas Krupp
                                          Title: Authorized signatory






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                                      GUARANTORS:

                                      THE BERKSHIRE COMPANIES LIMITED
                                      PARTNERSHIP


                                           By: /s/ DOUGLAS KRUPP
                                               --------------------------
                                               Name:  Douglas Krupp
                                               Title: Authorized signatory


                                      /s/ DOUGLAS KRUPP
                                      -----------------------------------
                                      DOUGLAS KRUPP



                                      BLACKSTONE REAL ESTATE ACQUISITIONS III
                                      L.L.C.

                                           By: /s/ KENNETH C. WHITNEY
                                               --------------------------
                                               Name:  Kenneth C. Whitney
                                               Title: Vice President



                                      WHITEHALL STREET REAL ESTATE LIMITED
                                      PARTNERSHIP XI

                                           By: WH Advisors, L.L.C. XI, its
                                               general partner

                                           By: /s/ SUSAN SACK
                                               --------------------------
                                               Name:  Susan Sack
                                               Title: Vice President